PARTICIPATION AGREEMENT

THIS AGREEMENT made the 30th day of May, 2003.

BETWEEN:

MICRON ENVIRO SYSTEMS INC.

 (herein called “Micron”)

OF THE FIRST PART

AND:

HABANERO RESOUCES INC.

 (herein called “Habanero”)

OF THE SECOND PART

WHEREAS:

A.

Pursuant to the terms of a farmout and joint operating agreement dated May 1, 2002 (the “Farmout Agreement”) between Patch Energy Inc. (“Patch”), True Energy Inc. and Arsenal Energy Inc., Patch has earned a 12.5% interest in the Farmout Lands (as defined in the Farmout Agreement);

B.

The parties to the Farmout Agreement are proposing to carry out a further 10 well drill program (the “Second Program”);

C.

Pursuant to the terms of a participation agreement dated March 27, 2003 (the “Participation Agreement”) between Patch and Micron, Micron has earned up to a 3.5% net revenue interest and a 5% working interest (the “Interest”) in the Second Program.

D.

Habanero is desirous of earning a 1.05% net revenue interest in the Second Program (the “Partial Interest”) in consideration of incurring 1.5% of the costs (the “Costs”) associated with the Second Program,

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.

PARTICIPATION

1.1

Micron hereby agrees to grant to Habanero the right to earn the Partial Interest.

1.2

In order to earn the Partial Interest Habanero shall fund 1.5% of the costs associated with the Second Project and in this regard Habanero shall pay such Costs as and when requested by Micron in order that Micron may fulfil its obligations under the Participation Agreement in respect of the Costs provided that, if Habanero fails to make any such payments within 2 weeks of written notice from Micron requesting same, its right to earn the Partial Interest shall cease and this Agreement shall be terminated.

1.3

In circumstances where Habanero incurs all the Costs, it shall have earned the right to the Partial Interest and, in such instance, Micron shall use its reasonable best efforts to seek the consents necessary to assign the Partial Interest to Habanero provided that, if such consents are not obtained, Patch shall hold the Partial Interest in trust for Habanero.

2.

REPRESENTATIONS AND WARRANTIES OF PATCH

2.1

Micron represents and warrants to Habanero in order to induce Habanero to enter into this Agreement, as follows:

(a)

the Participation Agreement is in good standing, not in default and enforceable by Micron in accordance with its terms;

(b)

Micron has not assigned, transferred, optioned or otherwise encumbered the Interest except as provided for herein; and

(c)

Micron has all corporate authority and has obtained any and all consents required to enter into this Agreement.

3.

REPRESENTATIONS AND WARRANTIES OF MICRON

3.1

Habanero represents and warrants to Micron in order to induce Micron to enter into this Agreement that Habanero has all corporate authority and has obtained any and all consents required to enter into this Agreement.

4.

COVENANTS OF PATCH

4.1

Micron covenants with Habanero that it shall:

(a)

upon receipt of any payments from Habanero pursuant to section 1.2 hereof, advance those payments to Micron in accordance with the terms of the Participation Agreement;

(b)

provide Habnero with such drilling reports and other data which it receives in respect of the Second Program on the same day such reports or data are received by Micron;

(c)

make all such payments as are required to be paid by Micron in order to maintain its 5% working interest in the Second Program; and

(d)

upon Habanero having earned the Partial Interest, forthwith upon receipt of same, forward any revenues received by Micron on account of the Partial Interest to Habanero.

5.

RIGHT OF FIRST REFUSAL

5.1

In circumstances where Habanero earns the Partial Interest Micron shall give Habanero the right to participate in the next drill program and all subsequent drill programs (the “Further Programs”) to be undertaken on the Farmout Lands on the same terms as provided for herein, i.e., incurring 1.5% of the costs of the Further Programs to earn a 1.05% interest in the Further Programs, and Habanero’s entitlement to participate in Further Programs shall terminate if Habanero elects not to participate in any drill program to be undertaken on the Farmout Lands.

6.

GENERAL

6.1

Time shall be of the essence in this Agreement.

6.2

This Agreement may be executed in counterpart and delivered by facsimile transmission and each counterpart, once so delivered to the other party, shall be binding on the parties.

6.3

This Agreement shall be subject to, interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia.  Each party accepts the jurisdiction of the courts of the Province of British Columbia.

6.4

This Agreement supersedes and replaces all other agreements, documents, discussions and verbal understandings between the parties with respect to the Second Program and contains the entire agreement between the parties.

6.5

The address for service of notices for each party is:

To Micron: Micron Enviro Systems Inc. Suite 460, 789 West Pender Street Vancouver, BC V6C 1H2 Attention: Bernard McDougall

To Habanero: Habanero Resources Inc. Suite 460, 789 West Pender Street Vancouver, BC V6C 1H2 Attention: Jason Gigliotti

6.6

This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

6.7

Each of the parties covenant and agree to do such acts and execute and deliver all such documents, conveyance and transfers as may be reasonably requested or required by the other party, in order to fully perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set out above.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

_____________________________

Bernard McDougall

President, Director

HABANERO RESOURCES INC.

/s/ Jason Gigliotti

_____________________________

Jason Gigliotti

Director